                                         EXHIBIT 12.1

                  STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                            Year Ended                                   Six Months Ended
                                   ---------------------------------------------------------------      -------------------
                                   12/31/94     12/31/95     12/31/96       12/31/97      12/31/98      6/30/98     6/30/99
                                   --------     --------     --------       --------      --------      -------     -------
                                                                       ($ in thousands)
Earnings:
  Pre-Tax Income (Loss)           $ (32,166)    $  18,661     $  14,386     $  14,981    $ (13,175)   $   7,505    $  (1,368)
  Add Back - Fixed Charges            2,908         6,009         6,219         6,314        6,756        3,171        3,599
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------

    Total Earnings                $ (29,258)    $  24,670     $  20,605     $  21,295    $  (6,419)   $  10,676    $   2,231
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------

Fixed Charges:
  Interest Expense                $   1,595     $   4,456     $   4,456     $   4,456    $   4,456    $   2,233    $   2,589
  Amortized Discounts Related
    to Indebtedness                      --            --            --            --           --           --           13

  Estimated Interest Within
    Rental Expense                    1,313         1,553         1,763         1,858        2,300          938          997
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------

    Total Fixed Charges           $   2,908     $   6,009     $   6,219     $   6,314    $   6,756    $   3,171    $   3,599
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------
Ratio of Earnings to
  Fixed Charges                          --           4.1           3.3           3.4           --         3.4          0.6
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------

Dollar Amount of
  Deficiency Below 1.0            $  32,166        N/A           N/A           N/A       $  13,175       N/A       $   1,368
                                  ---------     ---------     ---------     ---------    ----------   ---------    ---------
